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                                    EXHIBIT (g)

                                 CUSTODIAN AGREEMENT

     THIS AGREEMENT, dated as of August 24, 1998, between MORGAN GRENFELL INVESTMENT TRUST, an open-end management investment company organized under the laws of the State of Delaware and registered with the Securities and Exchange Commission under the 1940 Act (the trust) on behalf of each series of the Trust set forth on the attached Appendix A as the same may be amended from time to time (each a Fund and collectively the Funds), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the custodian),

                                 W I T N E S S E T H:

     WHEREAS, the Trust wishes to employ BBH&Co. to act as custodian for the Trust and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and BBH&Co. hereby agree, as follows:


1.   APPOINTMENT OF CUSTODIAN.   The Trust hereby appoints BBH&Co. as each
Fund's custodian, and BBH&Co. hereby accepts such appointment. All Investments of a Fund delivered to the Custodian or its agents or Subcustodians shall be
dealt with as provided in this Agreement.   The duties of the Custodian with
respect to a Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

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2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST.   The Trust hereby
represents and warrants that:

          2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Trust. This Agreement does not conflict with or constitute a default a Fund's prospectus or other agreement, instrument, judgment, order or decree to which a Fund is a party or by which it or its Investments is bound.


          2.2 The Trust shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Fund utilizes any on-line service offered by the Custodian, the Fund and the Custodian shall be fully responsible for the security of each party's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof.

3. REPRESENTATION AND WARRANTY OF BBH&CO. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instruction(s). As used herein, the term INSTRUCTION(s) shall mean a directive initiated by a Fund, acting directly or through its board of directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

     4.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized to give Instructions for or on behalf of a particular Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including


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without limitation the Fund's Investment Adviser or Foreign Custody Manager.
Authorized Persons may be identified by the Board of Trustees of a Fund by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Instructions on behalf of the Fund. The Custodian may treat any Authorized Person as having full authority of the relevant Fund to issue Instructions hereunder unless the notice
of authorization contains explicit limitations as to said authority.   The
Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from a Fund to the contrary. No Authorized Person has the authority to deliver an Instruction directing the delivery of securities or the payment of funds to such Authorized Person and no such Instruction will be executed by the Custodian if delivered to the Custodian.

     4.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to a Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

         4.2.1 FUND DESIGNATED SECURED-TRANSMISSION METHOD. Instructions may be transmitted through a secured or tested electro-mechanical means identified by a Fund or by an Authorized Person of such Fund and acknowledged and accepted by the Custodian.

         4.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

         4.2.3   OTHER FORMS OF INSTRUCTION.   Instructions may also be
     transmitted by another means determined by a Fund or Authorized Persons and acknowledged and accepted by the Custodian including Instructions given orally or by SWIFT, telex or telex or telefax (whether tested or untested).

When an Instruction is given it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the

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Authorized Person with respect to such means of Instruction.  Telephonic, or other oral Instructions given by any Authorized Person will be considered proper instructions if the Custodian reasonably believes them to have been given by an Authorized Person. Oral Instructions will be confirmed by such Authorized Person through a secured or tested electro-mechanical means in the manner set forth above. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of
Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions. In the event that a Funds Transfer Services Agreement is executed between a Fund or an Authorized Person and the Custodian, such an agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

     4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in a Fund's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

          4.3.1  The transaction date and the date and location of settlement;

          4.3.2  The specification of the type of transaction;

          4.3.4 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling.
     However, should the Custodian become actually

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     aware of an inconsistency contained in such Instruction with respect to
     Investment description, the Custodian shall endeavor to contact an Authorized Person to resolve such inconsistency;

          4.3.5 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear or incomplete, or contains any inconsistency, the Custodian shall give prompt notice of such determination to the affected Fund, and the Fund shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

     4.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Fund shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the relevant Fund.

5. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or Subcustodians for the each Fund in accordance with the provisions of
this Section.   The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a

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Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of each Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.


     5.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian or Subcustodian, to the extent allowable under local law or regulation, with respect to any claim against the Securities Depository if and to the extent that the Fund has not been made whole for such loss or damage.

     5.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer

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form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

     5.3 REGISTERED ASSETS. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration, provided that securities are held in an account of the Custodian, Subcustodian or a nominee for the foregoing, containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

     5.4 BOOK ENTRY ASSETS. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

     5.5  REPLACEMENT OF LOST INVESTMENTS.   In the event of a  loss of
Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the affected Fund the fair market value of such Investment based on the Fund's pricing procedures as of the close of business in the relevant market on the date that the claim is paid by the Custodian, or, if the fair market value of the Investment on such date is less than the fair market value on the date that the loss was incurred, the Custodian shall pay to the effected Fund the fair market value of such Investment based on the fair market value of the Investment based on the Fund's pricing procedures as of the close of business in the

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relevant market on the date that the loss was incurred.

6. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with respect to Investments of each Fund.


     6.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

     6.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by certified check, bank cashier's check, bank credit or by bank wire transfer,
(b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

     6.3 DELIVERY IN CONNECTION WITH BORROWINGS OF THE FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver Investments or cash of the Fund to lenders or their agents as collateral in connection with borrowings and other collateral and margin requirements.
Such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

     6.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant or broker-dealer dealing in options regarding margin (TRI-PARTY AGREEMENT), the Custodian shall (a) receive and retain, confirmations or other documents evidencing the purchase or sale by the Fund of futures contracts and commodity

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options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant or broker-dealer dealing in options, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 of the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant or broker-dealer dealing in options to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

     6.5   RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and (b) deposit securities in response to any invitation for the tender thereof, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

     6.6 CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS.   From time to time,
the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in

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accordance with the terms of the applicable arrangement, but only to the extent
directed to do so by Instruction.   The Custodian shall have no responsibility
for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

     6.7 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

     6.8 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

     6.9   MANDATORY CORPORATE ACTIONS.   Unless otherwise directed by
Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Fund of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

     6.10   INCOME COLLECTION.   Unless otherwise directed by Instruction, the
Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

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     6.11   OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE FUND'S INTEREST.  The
Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

     6.12   PROXY MATERIALS.   The Custodian shall deliver, or cause to be
delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee, and pursuant to Instruction to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by Instruction.

     6.13   TAXES.   The Custodian shall, where applicable, assist the Fund in
the reclamation of taxes withheld on dividends and interest payments received by the Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

     6.14   OTHER DEALINGS.   The Custodian shall otherwise act as directed by
Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.


The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Fund shall have the right to request an accounting with respect to such expenses.

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     In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the
Custodian shall provide to the Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (AGENTS), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7.   CASH ACCOUNTS, DEPOSITS AND  MONEY MOVEMENTS.    Subject to the terms and
conditions set forth in this Section 7, eachFund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction.

     7.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an

Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment except as provided in section 8.3.

     7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared Funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

     7.3   CURRENCY AND RELATED RISKS.  The Fund bears risks of holding or
transacting in any currency.   The Custodian shall not be liable for any loss or
damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country
(a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

     7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf of and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the
Fund in accordance with Section 7.4.2 of this Agreement.   The obligations of
the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

          7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

          7.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS PRINCIPAL. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.

     7.5 DELAYS. In the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable to the Fund for a delay caused by an event of Force Majeure which shall have occurred and be continuing.

     7.6 ADVANCES. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any business day), the Fund hereby does:

     7.6.1 acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or, (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

     7.6.2 grant to the Custodian a security interest in all Investments of the particular Fund; and,

     7.6.3 agree that the Custodian may secure the resulting Advance by perfecting a security interest in all Investments of the particular Fund under Applicable Law.

Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or Principal Account and to dispose of any Investments of the particular Fund to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. Before disposing of any Investments as is necessary to meet the Fund's obligation under an Advance, the Custodian shall inform the Fund's Investment Adviser and dispose of those Investments designated by the Investment Adviser as the Investments to be used to meet the Fund's obligation under the Advance. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code (1997). Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

     7.7 INTEGRATED ACCOUNT. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the eachFund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

     8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Property of the Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

     8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible foreign custodian" under Rule 17f-5 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-5") or which by order of the Securities and Exchange Commission is exempted therefrom. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an ELIGIBLE FOREIGN CUSTODIAN under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with Subsections 8.2.1 and 8.2.2.

          8.2.1  BOARD APPROVAL OF FOREIGN SUBCUSTODIANS.   Unless and except to
     the extent that review of certain matters concerning the appointment of Subcustodians shall have been delegated to the Custodian pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Property of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, (b) the country or countries in which, and the Securities Depositories, if any, through which, any proposed Subcustodian is authorized to hold Investments of the Fund, and (c) the Subcustodian agreement which shall govern such appointment. Each such duly approved country, Subcustodian and Securities Depository shall be listed on Appendix A attached hereto as the same may from time to time be amended.

          8.2.2 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may offer to perform, and the Fund may accept such offer to perform certain reviews of Subcustodians and of Subcustodian
     Contracts as delegate of the Fund's Board.   In such event, the Custodian's
     duties and obligations with respect to this delegated review will be performed in accordance with the terms of a separate Foreign Custody Manager Delegation Agreement between the Fund and the Custodian.

     8.3 RESPONSIBILITY FOR SUBCUSTODIANS. The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian listed on Appendix A to the extent that (i) under the terms set forth in the Subcustodian Agreement between the Custodian and the Subcustodian or in the Sub-subcustodian Agreement between a Subcustodian and a Sub-subcustodian, the Subcustodian or Sub-subcustodian has failed to perform in accordance with the standard of conduct imposed under such Subcustodian Agreement or Sub-subcustodian Agreement, provided that the Subcustodian Agreement or Sub-subcustodian Agreement requires that such Subcustodian or Sub-subcustodian exercise reasonable care based on standards applicable to Custodians in the relevant market, or (ii) such acts or omission would be deemed to be negligence, gross negligence or willful misconduct under the laws, circumstances and practices prevailing in the jurisdiction where the act or omission occurred. In the countries indicated in Appendix B to this Agreement, (as it may be amended from time to time with prospective effect only), the liability of the Custodian for the acts or omissions of a Subcustodian under this Section 8.3 shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian. The foregoing condition to the Custodian's liability shall be operative only if the Custodian undertakes, at its own expense, commercially reasonable means to enforce any contractual or other claims the Custodian, on its own behalf or on behalf of the affected Fund, may have against the relevant Subcustodian. At the election of the affected Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any such claim against the relevant Subcustodian. In the event the affected Fund makes such an election, the Custodian shall have no obligation to pursue such claims independently, but shall cooperate with the Fund in the Fund's prosecution of such claims. The foregoing condition to the Custodian's liability in such cases shall in no way limit, condition or diminish: (a) the duty of care of the Custodian under Section 9 hereof or Section 8 of the Foreign Custody Manager Delegation Agreement; (b) the liability of the Custodian for the Custodian's own negligence, bad faith, willful misconduct or other breach of such duty; or (c) any other obligation arising hereunder or under the Foreign Custody Manager Delegation Agreement.

     8.4 NEW COUNTRIES. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

9.   RESPONSIBILITY OF THE CUSTODIAN.    In performing its duties and
obligations hereunder, the

Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in a Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

     9.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

          9.1.1  FORCE MAJEURE.   FORCE MAJEURE shall mean any circumstance or
     event described below which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving
     (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium,
     (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

          9.1.2 COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

          9.1.3 SOVEREIGN RISK. SOVEREIGN RISK shall mean, in respect of any jurisdiction, including the United States of America, where Investments is acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any Investments by any governmental authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency,
     (d) the imposition of taxes, levies or other charges affecting Property,
     (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.

     9.2.  LIMITATIONS ON LIABILITY.   The Custodian shall not be liable for any
loss, claim, damage or other liability arising from the following causes:

          9.2.1 FAILURE OF THIRD PARTIES. The failure of any third party including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Adviser, Foreign Custody Manager or other agent of aFund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

          9.2.2 INFORMATION SOURCES. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

          9.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of the Fund.

          9.2.4   RESTRICTED SECURITIES.   The limitations inherent in the
     rights, transferability or similar investment characteristics of a given Investment of aFund.


10.  INDEMNIFICATION.

          10.1 BY THE TRUST AND THE FUND. Each Fund hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the relevant Fund.


          10.2 BY THE CUSTODIAN. The Custodian hereby indemnifies the Trust and each Fund, and their agents, nominees and the trustees, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement.

10.3 NOTICE OF LITIGATION, RIGHT TO PROSECUTE, ETC... No Fund shall be liable for indemnification under this Section 10 unless the party seeking indemnification shall have promptly notified such Fund in writing of the commencement of any litigation or proceeding brought against such party seeking indemnification in respect of which indemnity may be sought under this Section
10. With respect to such claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject and to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to the party seeking indemnification, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, the party seeking indemnification shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the party seeking indemnification with respect to such litigation or proceeding. If such Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the party seeking indemnification shall reasonably prosecute such litigation or proceeding. The party seeking indemnification shall not consent to the entry of any judgement or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgement, and without each such Fund's prior written consent. The party seeking indemnification shall submit written evidence to each applicable Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request.

11.  POWERS AND DUTIES OF THE CUSTODIAN WITH RESPECT TO ITS ROLE AS FINANCIAL
AGENT: Each Fund hereby also appoints the Custodian as the Fund's financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

     11.1 RECORDS - To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the 1940 Act and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

     11.2 ACCOUNTS. - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

     11.3 ACCESS TO RECORDS - The books and records maintained by the Custodian pursuant to Section 11.1 and 11.2 shall at all times during the Custodian's regular business hours be open to inspection and audit by officers of, attorneys for and auditors employed by the Fund and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.

     11.4 DISBURSEMENTS - Upon receipt of proper instructions, to pay or cause to be paid, insofar, as funds are available for the purpose, bulls, statements and other obligations of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).


12.  MISCELLANEOUS.

          12.1 PROXIES, ETC. The each Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

          12.2 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement constitutes the entire agreement between the Trust and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the custody of the Trust's Property.

          12.3 WAIVER AND AMENDMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

          12.4 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES AND, TO THE EXTENT NOT GOVERNED THEREBY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.

          12.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier or
(d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

     If to the Trust or a Fund:

          Morgan Grenfell Investment Trust
          C/O Morgan Grenfell Capital Management
          150 South Independence Square West
          Philadelphia, PA 19106
               Attn:  Secretary
          Telephone:     (215) 418-3100
          Facsimile:     (215) 418-3066

          If to the Custodian:

          Brown Brothers Harriman & Co.
          40 Water Street
          Boston, Massachusetts 02109
               Attn:  Manager, Securities Department
          Telephone:     (617) 772-1818
          Facsimile:     (617) 772-2263,

     or such other address as the Trust a Fund or the Custodian may have designated in writing to the other.

          12.6 HEADINGS. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian.

          12.8 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

          12.9 ASSISTANCE BY THE CUSTODIAN AS TO CERTAIN MATTERS: The Custodian may assist generally in the preparation of reports to the Fund shareholders and others, audits of accounts, and other ministerial matters of the like nature.

          12.10 LIMITATION OF LIABILITY. A copy of the Fund's Declaration of Trust is on file with the Secretary of State of the State of Delaware and notice is hereby given that this Agreement has been executed on behalf of the Trust by an officer of the Trust in such capacity and not individually. It is agreed that obligations of the Trust hereunder shall not be binding personally upon any of the Trustees, shareholders, officers, agents or employees of the Trust, but shall bind only the Trust property of the Trust as provided in the Declaration of Trust. No Fund of the Trust shall be liable for the obligations of any other Fund of the Trust. No obligations of the Trust that relate to a particular Fund shall be attributable to or affect any other Fund of the Trust but shall only relate to the particular Fund.

          12.11 CONVERSION TO THE EURO. The Custodian will take reasonable steps to ensure that it has in place a euro conversion plan reasonably designed to enable it to perform its obligations without interruption or error due to the conversion of European currencies to the euro beginning on January 1, 1999. If any changes are required, the Custodian will make the changes to its computer, systems or other equipment at no cost to the Trust and in a commercially reasonable time frame.

          12.12 YEAR 2000. The Custodian will take reasonable steps to ensure that its computer, systems or other equipment it will use to provide services under this Agreement reflect the available state of the art technology to offer services that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi-century formulas and date values, and interface values that reflect the date issues arising between now and the next one hundred years. If any changes are required, the Custodian will make the changes to its computer systems or other equipment at no cost to the Trust and in a commercially reasonable time frame.

13.  DEFINITIONS.   The following defined terms will have the respective
meanings set forth below.

     13.1 ADVANCE shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of a particular Fund or in discharge of any expense, tax or other item payable by suchFund.

     13.2 AGENCY ACCOUNT shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

     13.3   AGENT shall have the meaning set forth in the last sentence of
Section 6.

     13.4 APPLICABLE LAW shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

     13.5 AUTHORIZED PERSON shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1.

     13.6 BOOK-ENTRY AGENT shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

     13.7 CLEARING CORPORATION shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

     13.8   COUNTRY RISK shall have the meaning set forth in Section 9.1 hereof.

     13.9 DELEGATION AGREEMENT shall mean any separate agreement entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.

     13.10 FORCE MAJEURE shall have the meaning set forth in Section 9.1 hereof

     13.11 FOREIGN CUSTODY MANAGER shall mean the Trust's foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

     13.12 FUNDS TRANSFER SERVICES AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

     13.13   INSTRUCTION(S) shall have the meaning assigned in Section 4.

     13.14 INVESTMENT ADVISOR shall mean Morgan Grenfell Investment Services, Morgan Grenfell Capital Management or any other person or entity who is authorized to give Instructions with respect to the investment and reinvestment of aFund's Investments.

     13.15 INVESTMENTS shall mean any investment asset of aFund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

     13.16 MARGIN ACCOUNT shall have the meaning set forth in Section 6.4 hereof.

     13.17 PRINCIPAL ACCOUNT shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

     13.18 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of aFund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

     13.19 SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market.

     13.20 SUBCUSTODIAN shall mean each foreign bank appointed by the Custodian pursuant to Section 8, but shall not include Securities Depositories.

     13.21 SOVEREIGN RISK shall have the meaning set forth in Section 9.1 hereof.

     13.22 TRI-PARTY AGREEMENT shall have the meaning set forth in Section 6.4 hereof.

     13.23   1940 ACT shall mean the Investment Company Act of 1940, as amended.


14. COMPENSATION. Each Fund agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Trust and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Trust under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15.  TERMINATION.   This Agreement may be terminated by either party in
accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

          15.1 NOTICE AND EFFECT. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 12.5 hereof or such sooner date as agreed to by the parties.

          15.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer each Fund's Investments in accordance with Instructions.

          15.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten days written notice to the Trust either (a) deliver the Investments of the Trust held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2M USD equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Trust. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

     MORGAN GRENFELL INVESTMENT TRUST

     By: /s/ Tracie E. Richter
        -------------------------------

     BROWN BROTHERS  HARRIMAN & CO.

     By: /s/ Douglas A. Donahue
        -------------------------------

                                        August 24, 1998



                       APPENDIX "A" TO THE CUSTODIAN AGREEMENT
                                       BETWEEN
                            BROWN BROTHERS HARRIMAN & CO.
                                         AND
                           MORGAN GRENFELL INVESTMENT TRUST


The following are Funds for which the Custodian shall act as custodian under the terms and conditions of a Custodian Agreement between Brown Brothers Harriman & Co. and Morgan Grenfell Investment Trust dated August 24, 1998.

          Morgan Grenfell International Equity Fund
          Morgan Grenfell Global Equity Fund
          Morgan Grenfell European Equity Growth Fund
          Morgan Grenfell New Asia Fund
          Morgan Grenfell International Small Cap Equity Fund Morgan Grenfell Japanese Small Cap Equity Fund Morgan Grenfell European Small Cap Equity Fund Morgan Grenfell Emerging Markets Equity Fund
          Morgan Grenfell Core Global Fixed Income Fund Morgan Grenfell Global Fixed Income Fund
          Morgan Grenfell International Fixed Income Fund Morgan Grenfell Emerging Markets Debt Fund
          Morgan Grenfell Emerging Local Currency Debt Fund (collectively, the "International Funds")

          Morgan Grenfell Fixed Income Fund
          Morgan Grenfell Municipal Bond Fund
          Morgan Grenfell Short-Term Fixed Income Fund
          Morgan Grenfell Short-Term Municipal Bond Fund
          Morgan Grenfell Total Return Bond Fund
          Morgan Grenfell High Yield Bond Fund
          Morgan Grenfell Smaller Companies Fund
          Morgan Grenfell Microcap Fund
          Morgan Grenfell Large Cap Growth Fund
          (collectively the "Domestic Funds")

APPENDIX B



COUNTRIES SUBJECT TO THE CONDITION ON THE CUSTODIAN'S LIABILITY AS SET FORTH IN
SECTION 8.3 (1)


                                        CYPRUS
                                       ESTONIA
                                       JAMAICA
                                      LITHUANIA
                                      COSTA RICA



(1) This list of countries is subject to change from time to time. Certain countries may be removed from this list while new markets may be, in each case with prospective effect only.